COMMON STOCK PURCHASE AGREEMENT

Private and Confidential

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), made as of the last date executed below (the “Effective Date”), by and among [●],a [●] with an address at [●] (“Buyer”), the person listed on Schedule I attached hereto (“Seller”), and Bloggerwave, Inc., a public company organized in the state of Nevada and traded under the symbol “BLGW.OB,” with an address at Bloggerwave Europe HQ, Gammel Strandvej 22, 2990 Nivaa, Denmark (the “Company”). Each of Buyer, Seller and the Company is a “Party” and are together, the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company has authorized two hundred million (200,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), of which 138,407,012 million shares are issued and outstanding as of the Effective Date;

WHEREAS, other than the Common Stock, the Company has not authorized, and there are no issued or outstanding, equity securities of the Company;

WHEREAS, Seller owns an aggregate of [●] shares of Common Stock (the “Seller Shares”), which constitute in the aggregate of [●]% of the Company’s issued and outstanding shares of Common Stock as of the Effective Date; and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all of the Seller Shares.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereof, the Parties, intending to be legally bound, hereby agree as follows:

1.

Incorporation of Recitals. The recitals set forth hereinabove are hereby incorporated herein by this reference with the same force and effect as if fully hereinafter set forth.

2.

Agreement to Purchase and Sell.

(a)

Seller hereby agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of the Seller Shares, free and clear of any and all liens, encumbrances, pledges, hypothecations, mortgages, indentures, assignments, security interests (including, without limitation, a preference, priority or other security agreement), transfer restrictions under any equity holder or similar agreement, arrangement,contract,commitment,understandingorobligation (whetherwrittenororal), preferential arrangement of any kind or nature whatsoever, claims (pendingorthreatened), escrows, charges, options, lock-up arrangements, rights of first refusal, proxies, voting trusts, or any other restrictions or limitations whatsoever (each a “Lien”), in consideration for the payment, in immediately available funds, of the amount set forth opposite Seller’s name in Schedule II hereto and (ii) the issuance, pursuant to the terms of the Escrow Agreement (as defined herein), of the number of newly issued shares of Common Stock of the Company set forth opposite Seller’s name in Schedule II hereto.

3.

Closing.  On or before the day on which all conditions are completed to the satisfaction of the Parties (the “Closing”), the Parties shall perform the following:

(a)

Each Party shall deliver to the Escrow Agent a duly authorized and validly executed copy of this Agreement;

(b)

Buyer andSeller shall enter into an escrow agreement substantially in the form attached hereto as Exhibit A (the “Escrow Agreement”) with [●] (the “Escrow Agent”);

(c)

Seller shall deliver to the Escrow Agent the stock certificate(s) representing the Seller Shares, with valid signed stock powers, gold medallion guaranteed (collectively, the “Share Certificates”), together with all documents necessary to effectuate the transfer of the Seller Shares;

(d)

Effective as of the date of the Closing (the “Closing Date”),[●] shall resign as a director of the Company and from all his officer positions with the Company, and [●]shall resign as a director of the Company and from all his officer positions with the Company;

(e)

Buyer shall nominate, and prior to resigning, Mr. [●] and Mr. [●] shall vote in favor of, appointing Buyer’s nominee(s) to the Board of Directors (the “Board”), effective as of the Closing Date; and

(f)

The Company shall have made available to Buyer true and correct copies of all of the Company’s business, financial and corporate records, including, without limitation, correspondence files, bank statements, tax records, checkbooks, minutes of shareholder and directors meetings, financial statements for the period commencing on the date of the latest financial statements provided to Buyer and ending on one (1) business day before the Closing Date, a current shareholder list, stock transfer records, and agreements and contracts of the Company (collectively the “Records”).

4.

Transfer Agent.  Buyer agrees that Action Stock Transfer Corporation(the “Transfer Agent”) shall have full power and authority to act on behalf of the Company in connection with the issuance, transfer, exchange, replacement and cancellation, as applicable, of all of the Company’s stock certificates.

5.

Representations and Warranties of the Company and Seller.  Each of the Company and Seller, jointly and severally, hereby represents and warrants, for a period of twelve (12) months from the Effective Date, to Buyer that all of the statements in the following paragraphs of this Section 5 are true and complete as of the Effective Date, and shall be true and complete as of the Closing Date.

(a)

Due Incorporation; Good Standing.  As of the Closing Date, the Company is duly organized, validly existing and in good standing in the State of Nevada and in every state in which the failure to be qualified would have a material adverse effect on the Company.  The Company has the corporate power and authority to enter into this Agreement and any other agreement to which it is a party in connection herewith, and to consummate the transactions contemplated herein and therein.

(b)

Capitalization.  (i)  The Company’s authorized capital stock consists solely of 200,000,000 shares of Common Stock.  As of the Effective Date, an aggregate of 138,407,012shares of Common Stock are issued and outstandingand no shares of Common Stock are held in the Company’s treasury.Except for the Common Stock, there are no shares of capital stock or other equity securities of the Company authorized, issued or outstanding.  All of the outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and non-assessable

(c)

Shareholder List.  The shareholder list provided to Buyer is current, complete and correct as of the Effective Date and shall be fully reconcilable with the current records of the Transfer Agent.  In addition, the Company represents and warrants that the Company has not at any time acted as its own transfer agent.

(d)

Liabilities of the Company. Schedule III hereto lists all liabilities and obligations of every nature and kind of the Company, and except for such liabilities and obligations, the Company has no other liabilities or obligations.  Without limiting the foregoing, other than as set forth in Schedule III hereto, the Company has not issued any notes payable to any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof) or other entity (“Person”)nor guaranteed any liability of any Person or any Affiliate (as defined herein) or its or their Affiliates’ respective officers, directors, employees, agents, representatives, successors, assigns, executors and heirs, as applicable (collectively the “Representatives”), or of a third party.  For purposes of this Agreement, “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.  The term “Control” as used in the preceding sentence means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether by contract or otherwise.

(e)

Taxes.  The Company is not liable in any manner for any income, real, personal, property or any other taxes to any federal, state, local or foreign governmental agency, whether for itself or on behalf of Seller, the Company’s Affiliates or any third party.  The Company has properly and timely filed all tax returns to any federal, state, local or other tax authority since inception.

(f)

Appointments; Employment Agreements.(i)  Any and all directors and officers of the Company have previously resigned or been properly terminated on or prior to the Closing Date.  Seller shall deliver to Buyer all documents necessary to demonstrate to all interested regulatory bodies and agencies the proper and lawful appointment of the new directors to the Company’s Board, election of new officers and any and all prior resignations and/or terminations of former directors and officers of the Company.

(ii)

The Company has no employment contracts or agreements, whether written or oral, with any of its officers or directors, or with any consultants, employees or other like parties.

(g)

Subsidiaries.  As of the Closing Date, the Company does not have any subsidiaries.

(h)

Property.  The Company does not own any real estate and is not a party to any lease agreement, whether as lessor, lessee or guarantor.

(i)

Compliance with Laws.  The Company and Seller are in full compliance with all laws applicable to it.

(j)

Regulatory Actions.  Neither the Company nor Seller, nor any of their respective Affiliates or associates, or any Person that previously acted as an Affiliate or associate, has engaged in any breach of any Securities Laws (as defined herein) or any regulation promulgated by the Securities and Exchange Commission (the “SEC”), Financial Industry Regulatory Authority (“FINRA”), Financial Accounting Standards Board (“FASB”) or any other regulatory or self-regulatory organization, whether domestic or foreign.  Neither Seller nor the Company is currently, nor has previously been at any time, been the subject of any regulatory, legal or equitable restraint or restriction, including, but not limited to, any stop trade order, cease and desist order or any other trading restrictions of any kind, nor has the Company or Seller received any subpoenas or requests for information from any of the above mentioned regulatory bodies.

(k)

No Conflicts.  The execution and performance of this Agreement will not constitute a breach of the Company’s Articles of Incorporation or By-laws, or any agreement, indenture, mortgage, license or other instrument or document to which the Company or Seller is a party or by which any assets or properties of the Company or Seller are bound, and will not violate any judgment, decree, order, writ, rule, statute or regulation applicable to the Company, Seller or any of their respective assets or business, as applicable.

(l)

Consent. No consent, approval or agreement of any Person is required to be obtained by the Company or Seller in connection with the execution and performance by the Company and Sellerof this Agreement or the execution and performance by the Company and Seller of any agreements, instruments or other obligations entered into in connection with this Agreement.

(m)

Litigation.  There are no claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Company) and no litigation is pending or threatened against the Company, Seller or any of their respective assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.

(n)

Full Power and Authority. Seller has the legal capacity and full right, power and authority to enter into this Agreement and any other agreement to which it is a party in connection herewith, and to consummate the transactions contemplated herein and therein, including, without limitation, the transfer of the Seller Shares to Buyer andotherwisetocarryoutSeller’sobligationshereunder and thereunder.

(o)

Title. (i)  Seller is the record and beneficial owner, and has sole managerial and dispositive authority over Seller Shares free and clear of any and all Liens.  Without limiting the foregoing, Seller has not granted any Person a proxy with respect to the Common Stock that has not expired or been validly withdrawn.

(ii)

Upon delivery to Buyer at the Closing of the Share Certificates, good and valid title to the Common Stock shall pass to Buyer, free and clear of all Liens of any kind, and of restrictions on resales of the Common Stock under applicable Securities Laws.

(p)

No Violations. The Seller Shares were not issued in violation of any (i) preemptive or other rights of any Person to acquire securities of the Company or (ii) applicable federal or state securities laws, and the rules and regulations promulgated thereunder (collectively, the “Securities Laws”).  There are no outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls or agreements relating to any Seller Shares, and there is no Person who has any past, present or future claims or rights with respect to the Seller Shares.

(q)

No Broker.  Neither the Company nor Seller, nor any of their respective Representatives, has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement, and Seller hereby indemnifies Buyer against any Losses (as defined herein) arising from the breach of this Section.

(r)

Reliance by Buyers.  The representations and warranties set forth in this Section 5, whether individually or taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein, when taken together, not misleading, and there is no fact which materially and adversely affects the business, operations or financial condition of the Company.  The Company and Seller agree that Buyer may rely on the representations set forth in this Section 5.

6.

Representations and Warranties of Buyer.  Buyer hereby represents and warrants,for a period of twelve (12) months from the Effective Date,  to Seller that the statements in the following paragraphs of this Section 6 are true and complete as of the date hereof and shall be true and complete as of the Closing Date.

(a)

Full Power and Authority.  Buyer is duly organized, validly existing and in good standing in the State of Utah and in every state in which the failure to be qualified would have a material adverse effect on Buyer.  Buyer has the company power and authority to enter into this Agreement and any other agreement to which it is a party in connection herewith, and to consummate the transactions contemplated herein and therein.

(b)

Exempt Transaction.  Buyer understands that the offering and sale of the Common Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and exempt from registration or qualification under any state law.

(c)

Restricted Securities.

Buyer understands that the Seller Shares are characterized as “restricted securities” under the Securities Act inasmuch as they were acquired from the Company in a transaction not involving a public offering and have not been registered under the Securities Act.

(d)

Seller Shares.  The Seller Shares to be purchased by Buyer hereunder will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

(e)

Investment Experience.  Buyer understands that the purchase of Common Stock of the Company involves substantial risk.  Buyer:

(i)

has experience as a purchaser in securities of like companies and acknowledges that it can bear the economic risk of its investment in the Common Stock and the Company;

(ii)

has such knowledge and experience in financial, tax and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Common Stock and the Company and to protect Buyer’s own interests in connection with the investment and to make an informed investment decision with respect thereto, and has independently and without relianceuponSeller or the Company,madeits ownanalysisanddecisiontoenterintothisAgreementand selltheSeller Shares; and

(iii)

is not in possession of anymaterial non-public information concerning the Company.

(f)

Information about the Company. Buyer has been given the opportunity to ask questions of, and receive answers from, the Company and Seller concerning the terms and conditions of the Company and the Common Stock and other matters pertaining to the transactions contemplated herein.

7.

Indemnification.  (a)  In consideration of this Agreement, each of the Company andSeller covenants and agrees, jointly and severally, for itself or himself, as applicable, and its or his Affiliates, as applicable, and their respective Representatives, that they shall indemnify and hold harmless Buyer and Buyer’s Representatives from and against any and all losses, damages, fees, costs, expenses, obligations and liabilities (collectively, the “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other governmental or administrative agency proceedings in respect thereof, including enforcement of this Agreement (collectively, the “Actions” and together with the Liabilities, the “Losses”) which are incurred as a result of:

(i)

any of the Company’s, Seller’s or Seller’s Representatives’ material breach of this Agreement, including, but not limited to, the breach of any representation, warranty and/or covenant set forth herein or in any document or certificate delivered by Seller and/or the Company pursuant hereto;

(ii)

the existence of any liabilities or obligations of the Company (whether accrued, absolute, contingent, known or unknown, or otherwise, and whether or not of a nature appropriate for inclusion in a balance sheet in accordance with GAAP), other than those set forth in Schedule III hereof; or

(iii)

A claim by any taxing authority for (A) any taxes of the Company allocable to any period ending on or prior to the Closing Date or allocable to any period that begins before and ends after the Closing Date and (B) any taxes arising from or occasioned by the sale of the Company’s Common Stock pursuant to this Agreement, including, without limitation, transfer taxes.

(b)

In consideration of this Agreement, Buyer covenants and agrees for itself and its Affiliates and their respective Representatives, that they shall indemnify and hold harmless Seller and Seller’s Representatives from and against any and Losses which are incurred as a result ofa materialbreach of this Agreement, including, but not limited to, the breach of any representation, warranty and/or covenant set forth herein or in any document or certificate delivered by Buyer pursuant hereto;

(c)

Without limiting the foregoing, Losses include, but are not limited to, all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement.

8.

Governing Law Jurisdiction; Venue. This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New York, USA, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York, USA,or any other domestic or foreign jurisdictions) that would cause the application of the laws of any domestic or foreign jurisdictions other than the State of New York, USA.  Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, USA, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

9.

Survival.The terms, conditions and obligations of Sections 5, 6, 7, 8, 9, 13, 19, 20, 21 and this Section 9 hereof shall survive the termination of this Agreement.

10.

Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns, or heirs, executors and representatives, as applicable, of the Parties.

11.

Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.  A faxed or electronic copy of this Agreement shall be deemed an original.

12.

Headings.  The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

13.

Costs, Expenses. Each Party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

14.

Modifications and Waivers.  No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date, and signed by all Parties. No waiver of any breach, term, condition or remedy of this Agreement by any Party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy.  All remedies, either under this Agreement, by law or otherwise afforded a Party shall be cumulative and not alternative.

15.

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

16.

Termination.  The Parties may not, except for a material breach or failure of a condition or requirement, terminate this Agreement.  Upon the release of the Share Certificates by the Escrow Agent, this termination clause is null and void.

17.

Entire Agreement.   This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the Parties with respect to the subject matter hereof, whether written or oral.

18.

Further Assurances.  From time to time after the date hereof and without further consideration from any Party, each Party shall, at their respective expense, execute and deliver, or cause to be executed and delivered, to another Party, such further instruments of sale, assignment, transfer and delivery, and take such other action as a Party may reasonably request in order to consummate the transactions contemplated hereby in accordance with the terms hereof.

19.

Notices. All notices or other communications required or permitted by this Agreement shall be in writing to the respective addresses set forth in the preamble of this Agreement and shall be deemed to have been duly received:

(a)

if given by fax or email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission;

(b)

if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and

(c)

if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 19.

20.

Insider Trading.  Each of Buyer andSeller hereby certifies that they have not themselves, nor through any of their respective Representatives or third parties, purchased or caused to be purchased in the public marketplace, any publicly traded shares of the Company.  Seller and Buyer further certify they have not communicated the nature of the transactions contemplated by the Agreement, are not aware of any disclosure of non-public information concerning said transactions, and are not a party to any insider trading of any shares of the Company.

21.

Binding Arbitration.  In the event of any dispute, claim, question or disagreement arising from or relating to this Agreement or the breach thereof, the Parties shall use their commercially reasonable best efforts to settle the dispute, claim, question or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a reasonably just and equitable solution satisfactory to all Parties. If they do not reach such a solution within a period of sixty (60) calendar days then, upon notice by any Party to the other Parties, all disputes, claims, questions or disagreements shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, including the Optional Rules for Emergency Measures of Protection, and judgment on any award rendered by the arbitrator(s) shall be binding and may be entered in any court having jurisdiction thereof.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the last date written below.

ACCEPTED AND AGREED

SELLER

BLOGGERWAVE, INC.

By:___________________________

By:________________________________

Name:_________________________

Name:______________________________

Title:__________________________

Title:_______________________________

Address:_______________________

Address:____________________________

_______________________________

_______________________________

Date: _________________, 20_____

Date: ______________________,20_____

[●]

By:____________________________

Name:__________________________

Title:___________________________

Address________________________

_______________________________

Date:____________________,20____

[Signature page to Common Stock Purchase Agreement]

SCHEDULE I

SELLER

Seller Name	Address	Amount of Shares	Percentage of Outstanding Shares
[●]	[●]	[●]	[●]%
TOTAL		[●]	[●]%

[Schedule I to Common Stock Purchase Agreement]

SCHEDULE II

Consideration

Name of Seller	Amount of Seller Shares	Monetary Consideration (USD)	Equity Consideration (No. of Newly-issued Shares of Common Stock of the Company)
[●]	[●]	[●]	[●]

[Schedule II to Common Stock Purchase Agreement]

SCHEDULE III

Liabilities

[Schedule III to Common Stock Purchase Agreement]

EXHIBIT A

Escrow Agreement

See attached.

[Exhibit A to Common Stock Purchase Agreement]